EXHIBIT 10.1

AMENDMENT NO. 5 TO

FOURTH SHORT-TERM LOAN AGREEMENT AND

FOURTH SHORT-TERM PROMISSORY NOTE

This Amendment No. 5 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note (this “Amendment”), dated effective as of January 21, 2025 (the “Effective Date”), is between Mustang Funding, LLC, a Delaware limited liability company (“Borrower”), and Mill City Ventures III, Ltd., a Minnesota corporation (“Lender”), for the purpose of amending that certain Fourth Short-Term Loan Agreement by and between Lender and Borrower dated as of September 29, 2023 (the ”Loan Agreement”), and associated Fourth Short-Term Promissory Note (the ”Note”), as each of the Loan Agreement and Note have been amended pursuant to an Amendment No. 1 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note dated as of April 29, 2024 (“Amendment No. 1”), an Amendment No. 2 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note dated as of November 18, 2024, an Amendment No. 3 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note dated as of December 18, 2024, and an Amendment No. 4 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note dated as of January 7, 2025. (Borrower and Lender are each a “Party” and, together, the “Parties.”)

Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Loan Agreement.

1. Change in Definition of Maturity Date. The defined term “Maturity Date,” which appears in the Loan Agreement (and is used in the Note), is hereby amended to read in its entirety as set forth below:

“Maturity Date” is March 28, 2027.

2. Increase in Loan Rate. From and after the Effective Date, the defined term “Loan Rate” is hereby amended to read in its entirety as set forth below:

“Loan Rate” means twenty percent (20%) per annum, with fifteen percent (15%) per annum being payable in cash on a monthly basis, and five percent (5%) per annum being payable as deferred interest, all as described in Section 1(c).

3. Deferred Interest. From and after the Effective Date, a new ultimate paragraph of Section 1(c) is hereby added to the Loan Agreement as follows:

Notwithstanding the foregoing, the deferred interest component of the Loan Rate shall be payable in cash only upon the Maturity Date (or the earlier acceleration of all amounts due and owing in connection with this Agreement).

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4. Representations and Warranties. By executing this Amendment, Borrower hereby represents and warrants to Lender that: (a) except as set forth on Schedule 2(a) attached hereto, all of the representations and warranties of Borrower contained in Section 3 of the Loan Agreement are true and correct as if made on the Effective Date, other than those representations and warranties contained in the Loan Agreement and made as of a specific date; and (b) except as set forth on Schedule 2(b) attached hereto, Borrower has complied with all covenants and negative covenants contained in the Loan Agreement, specifically including but not limited to Section 5 of the Loan Agreement, excepting only those covenants contained in Section 5(a)(i) of the Loan Agreement and that were waived pursuant to the Amendment No. 1. Upon Borrower’s request, Lender agrees that it will provide customary waivers with respect to the items described in Schedules 2(a) and 2(b).

5. Release. Borrower hereby releases the Lender and each of its officers, directors, agents, employees, legal counsel and other representatives from any and all claims, demands, causes of action, liability, damage, loss, cost and expense which it has paid, incurred or sustained or believed Borrower has paid, incurred or sustained, known or unknown, absolute or contingent, liquidated or unliquidated, as a result of or related to (a) the transactions evidenced by or related to the Note and the Loan Agreement up to and through the delivery of this Amendment or (b) the extension or denial of credit.

6. Other Matters. Other than as specifically set forth in Section 1 above, the Loan Agreement and the Note, as each such document has been amended to date, shall be unaffected by this Amendment.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to set their hands to this Amendment to be effective as of the Effective Date.

LENDER:		BORROWER:

MILL CITY VENTURES III, LTD.		MUSTANG FUNDING, LLC

By:	/s/ Joseph A. Geraci II	By:	/s/ James K. Beltz
Name:	Joseph Geraci	Name:	James K. Beltz
Title:	CFO	Title:	President

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